SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-RAYTECH CORP

                    GAMCO INVESTORS, INC.
                                 8/09/00            1,800             2.8750
                                 8/08/00              700             2.8750
                                 8/04/00            1,500             2.8750
                                 8/03/00            1,200             2.8750
                                 8/01/00              800             2.8750
                                 5/25/00            2,000             3.1969
                                 5/22/00            3,500             3.3125
          GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 8/30/00            5,500             2.9375
                                 8/28/00           10,000             2.8750
                                 8/17/00            4,000             2.9078
                                 6/19/00            1,400             3.6125
                                 6/02/00            4,600             3.1750


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.